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                                                                    Exhibit 12.2


                                   CERTIFICATE

I, KENNETH J. WARREN, hereby certify that I am the duly elected Secretary of Cable Link, Inc. an Ohio corporation (the "Corporation"), and do further certify that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on February 25th, 2000, and that such resolutions have not been amended or rescinded, and are in full force and effect:

         RESOLVED, that each officer and director who may be required to execute an annual report on Form 10-KSB or any amendment or supplement thereto ( whether on behalf of the Company or as an officer or director thereof or otherwise) be, and each of them hereby is, authorized to execute a power of attorney appointing Bob Binsky and Brenda L. Castle and each of them severally, his or her true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) said Form 10-KSB and all instruments or reports necessary or in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other, to have full power and authority to do and to perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act which is necessary or advisable to be done as fully, and to all intents and purposes, as any such officer or director might or could do in person; and further

         Dated this 25th day of February, 2000.


                                            /s/ Kenneth J. Warren
                                            Kenneth J. Warren


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